NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
August 13, 2013	William P. Stafford II
(276) 326-9000

First Community Bancshares, Inc. Announces Management Changes

Bluefield, Virginia – The Board of Directors of First Community Bancshares, Inc. and John M. Mendez today announced that Mr. Mendez will no longer serve as President and Chief Executive Officer effective August 31, 2013. Simultaneously, the Board of Directors appointed William P. Stafford, II, to serve as Chairman and interim Chief Executive Officer effective August 31, 2013. Mr. Mendez is assisting the Company with this transition. Stafford has served as Chairman of the Board of the Company since 2010, and has been a director since 1994. He has been an attorney with the firm of Brewster, Morhous, Cameron, Caruth, Moore, Kersey & Stafford, PLLC, located in Bluefield, West Virginia, for twenty-three years.

The Board of Directors also appointed Gary R. Mills to succeed Mendez as Chief Executive Officer of First Community Bank and as President of the Company. Mills joined the Bank in 1998 as City Executive of Princeton, West Virginia, and has served as its Chief Credit Officer since 2006. Additionally, Martyn A. Pell was appointed President of the Bank. Pell joined the Bank in 1993 as a management trainee, and has served in numerous roles, including his present role as an Executive Vice President since 2011. Both appointments are effective August 31, 2013.

Stafford said, “We are working with John to plan and execute an orderly transition. During John’s tenure, the Company experienced exponential growth and achieved significant business objectives. John has served our Company and our community with uncompromising integrity, ability and dedication, at enormous personal and professional sacrifice. We express our deep gratitude to John for his long-term service and commitment to our Company.”

Stafford continued, “In his new role, Gary will have oversight over the Company’s performance. He and Marty will coordinate corporate and market resources to maximize results. Marty will maintain oversight of the community banking markets and certain corporate departments, providing branch staff a voice at the highest level of the organization.”

About First Community Bancshares, Inc.

First Community Bancshares, Inc., headquartered in Bluefield, Virginia, is a $2.65 billion financial holding company and the parent company of First Community Bank. First Community Bank operates seventy-two banking locations throughout Virginia, West Virginia, North Carolina, South Carolina, and Tennessee. First Community Bank offers wealth management and investment services through its Trust Division and First Community Wealth Management, a registered investment advisory firm. The Trust Division and First Community Wealth Management managed assets with a market value of $900 million as of June 30, 2013. The Company is also the parent company of Greenpoint Insurance Group, Inc., a full-service insurance agency headquartered in High Point, North Carolina, that operates seven insurance locations throughout Virginia, West Virginia, and North Carolina. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol, “FCBC.” Additional investor information can be found on the Company’s website at www.fcbinc.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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